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Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on Pathfire, Inc. as of and for the years ended December 31, 2006 and 2005, dated April 27, 2007 and all references to our Firm included in or made part of this registration statement on Form S-3 of DG FastChannel, Inc.

/s/ Habif, Arogeti & Wynne, LLP.

Atlanta, GA
October 15, 2007

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  Exhibit 23.3
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS